Exhibit 1.1

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

UNDERWRITING AGREEMENT

AND

PURCHASE AGREEMENT

            , 20

To the Representatives named in Schedule II

of the Underwriters named in Schedule II

Ladies and Gentlemen:

Oesterreichische Kontrollbank Aktiengesellschaft (the “Bank”), a corporation incorporated under the laws of the Republic of Austria (the “Republic”), proposes to issue and sell to the Underwriters certain of its debt securities specified in Annex A to Schedule III hereto (the “Securities”), unconditionally and irrevocably guaranteed by the Republic, on the terms and conditions stated herein and in Annex A to Schedule III. As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firm or firms named as Underwriter or Underwriters in Schedule II, and the term “Representatives” shall mean (i) if an underwriting syndicate is purchasing the Securities as indicated in Schedule II, the representative or representatives of the Underwriters as indicated in Schedule II, (ii) if no underwriting syndicate is purchasing the Securities as indicated in Schedule II, the Underwriter or Underwriters. As used herein, “Securities” shall mean the Securities with the Guarantee referred to below endorsed thereon, unless the context indicates otherwise. If the Securities are purchased by a purchaser as principal and not as underwriter, as indicated in Schedule II, the terms “Underwriters” and “Representatives” shall refer to such purchaser and Section 3 shall not apply. The Securities will be issued pursuant to a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of May 11, 1998, as amended by a Supplemental Agency Agreement dated as of September 30, 2000, among the Bank, the Republic and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as paying agent (the “Paying Agent”), and the guarantee of the Republic will be in the form set forth in the Fiscal Agency Agreement (the “Guarantee”).

The Bank and the Republic have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement under Schedule B to the Securities Act (No. 333-    ), including a prospectus relating to all offerings of securities under the Registration Statement, hereinafter referred to as the “Basic Prospectus” relating to certain of their debt securities and warrants (including the Securities), including the annual report on Form 18-K filed with the Commission on                    [, as amended by amendment no[s].                     on Form 18-K/A dated                    ,] each incorporated by reference in the Basic Prospectus, and the offering thereof from time to time on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act. Registration Statement No. 333-     also constitutes a post-effective amendment to registration statement No. 333-    . Such registration statements and amendments thereto have been declared effective by the Commission. A Final Term Sheet (as defined below) together with the issuer free writing prospectus (as defined in Rule 433 under the Securities Act), if any, each identified in Schedule I hereto, will be filed with the Commission pursuant to Rule 433(d) under the Securities Act; the Final Term Sheet, any such issuer free writing prospectus and the Basic Prospectus, taken together, are referred to as the “Time of Sale Prospectus”. A prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein will be filed pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424(b), is herein referred to as the “Prospectus Supplement”. Registration Statement No. 333-    , as amended by Registration Statement No. 333-     at the time Registration Statement No. 333-    became effective, including the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement”, and the Basic Prospectus, as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is herein called the “Prospectus”, except that, if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act).

The Bank and the Underwriters hereby agree as follows:

1.

The Bank agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Bank the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at a price specified in Annex A to Schedule III under “Proceeds to OeKB”. Annex A to Schedule III also sets forth certain terms of the Securities (the “Final Term Sheet”). The time and date at which the information contained in the Final Term Sheet is sent to investors is hereinafter called the “Time of Sale”.

2.	The Securities shall have endorsed thereon the Guarantee.

3.

The Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Representatives is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus and the Time of Sale Prospectus.

4.

Payment for the Securities shall be made to the Bank or to its order by certified or official bank check or checks payable in federal or other same day funds, by wire transfer to an account designated by the Bank in immediately available funds, on the closing date and at the time and location specified in Schedule III, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Bank may agree upon in writing. The time and date of such payment are referred to herein as the “Closing Date”. On the Closing Date, the Bank shall pay to the Underwriters a commission in the amount of     % of the aggregate principal amount of the Securities purchased by the Underwriters. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed (i) in New York City and London or (ii) if the Securities are denominated in a currency other than U.S. dollars, in the major financial center for dealing in such currency; provided, however, that if the Securities are denominated in a currency that is replaced by the Euro, the Bank may substitute the definition of “Business Day” relating to such country by the existing or anticipated market practice for Euro-denominated debt obligations issued in the euromarkets.

Payment for the Securities shall be made against delivery to the Representatives, or to the Depositary Trust Company on behalf of the Representatives, for the respective accounts of the several Underwriters, of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date with transfer taxes, if any, payable in connection with the transfer to the Underwriters of the Securities duly paid by the Bank. The global certificates for the Securities will be made available for inspection by the Representatives at the location specified for the closing in Schedule III not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

5.	The Bank represents and warrants to each Underwriter that:

(a)

the Registration Statement has been declared effective and the Securities are registered under the Registration Statement; such Registration Statement meets the requirements set forth in Release No. 33-6424 and Schedule B under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission; and (i) the Registration Statement and Prospectus comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (x) those sections in the Registration Statement and the Prospectus under the captions “The Republic of Austria” and “Official Statements” and under coordinate captions of any prospectus supplement included in the Prospectus, and (y) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use therein;

(b)

the documents, if any, incorporated by reference in the Time of Sale Prospectus or the Prospectus, when they became effective or were or will be filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed or is to be filed, when such amendment was filed or will be filed), complied or will comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder;

(c)

the Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any issuer free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each issuer free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the issuer free writing prospectuses, if any, identified in Schedule I hereto, furnished to you before first use, the Bank has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus except where such free writing prospectus has been subsequently amended and the amendment is identified in Schedule I hereto (as defined in Rule 405 under the Securities Act);

(d)	the Bank has not engaged or will not engage in any activity in any jurisdiction with respect to the issue and offering of the Securities that is not permitted by the laws of such jurisdiction;

(e)

the Bank has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Austria, has its registered office (Sitz) in Vienna, Austria and has the corporate power and authority under such laws to own its properties and conduct its business as described in the Time of Sale Prospectus, to incur the indebtedness evidenced by the Securities and to execute and deliver, and to perform all of its obligations under, this Agreement and the Fiscal Agency Agreement and the Securities;

(f)	this Agreement has been duly authorized, executed and delivered by the Bank;

(g)	the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding agreement of the Bank, enforceable in accordance with its terms;

(h)

the issuance of the Securities has been duly authorized, and, when executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for as provided herein and in the Fiscal Agency Agreement, such Securities will have been duly issued, and will constitute legal, valid and binding obligations of the Bank, enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement;

(i)

no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental authority is required for the issue, sale or delivery of the Securities or the consummation of the other transactions contemplated by this Agreement or the Fiscal Agency Agreement, except such consents, approvals, authorizations, orders, registrations, filings or qualifications as have been obtained or made under the Securities Act, and as may be required under the securities laws of other jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters;

(j)

the execution and delivery by the Bank of, and the performance by the Bank of its obligations under, this Agreement, the Fiscal Agency Agreement and the Securities do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Bank’s Articles of Association (Satzung) or any material agreement to which the Bank is a party or (ii) violate any law or regulation or any other legislative, administrative, government or judicial act or determination applicable to the Bank;

(k)

except as set forth or contemplated in the Time of Sale Prospectus, there are no legal or governmental proceedings pending or, to the best of the Bank’s knowledge, threatened, to which the Bank is or may be a party or to which any property of the Bank is or may be subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business or financial condition of the Bank;

(l)

the financial statements of the Bank included or incorporated by reference in the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective dates, were prepared in accordance with the Austrian Corporation Law (Aktiengesetz), the Austrian Banking Law of 1993 (Bankwesengesetz), and regulations promulgated thereunder, and accounting principles and procedures generally followed by banks in the Republic, consistently applied, and present fairly the financial position of the Bank as at the dates, and the results of operations and changes in financial position of the Bank for the periods, in respect of which they have been prepared; and

(m)	the Bank is not required to register as an investment company as defined in the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

6.	Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Bank that:

(a)

each Underwriter severally covenants with the Bank not to take any action that would result in the Bank being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Bank thereunder, but for the action of the Underwriter, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 7(b) hereto;

(b)

in relation to each Member State of the European Economic Area (each a “Relevant State”), it has not made and will not make an offer of the Securities to the public in that Relevant State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and published and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer of the Securities to the public in that Relevant State at any time (a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the Representatives for any such offer; or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation; provided that no such offer of Securities shall require the Bank or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (and any amendments thereto);

(c)	(i) it has not made and will not make an offer of the Securities to the public in the United Kingdom except that it may make an offer of such Securities to the public in the United Kingdom: (a) at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Bank for any such offer; or (c) at any time in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”), provided that no such offer of Notes referred to in (b) to (c) above shall require the Bank or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an offer of Securities to the public in relation to any Securities means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities and the expression UK Prospectus Regulation means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018;

(ii)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Bank or the Republic; and

(iii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(d)

(i)    it and each such affiliate has not offered or sold and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan; and

(ii)    in connection with the issue of the Securities denominated or payable in yen (“Yen Notes”), the Bank is required to comply with all applicable laws, regulations and guidelines, as amended from time to time, of the Japanese governmental and regulatory authorities and each Underwriter and each such affiliate agrees to provide any necessary information relating to Yen Notes to the Bank (which shall not include the names of clients) so that the Bank may make any required reports to the Japanese Ministry of Finance through its designated agent;

(e)	any offering of the Securities in Austria will be made in compliance with the provisions of the Austrian Capital Markets Act (Kapitalmarktgesetz) and other applicable laws or regulations of Austria;

(f)

any offering and sale of the Securities in the Federal Republic of Germany (“Germany”) will be made in accordance with the provisions of any laws applicable in Germany governing the issue, sale and offering of securities;

(g)

in addition to the provisions of Section 6(a), (b), (c) and (d) above, it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Prospectus, the Prospectus Supplement or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Bank except as contained in this Agreement; and

(h)	each Underwriter is aware of the aggregate principal amount of Securities that are available for public offer and sale within the United States under the Bank’s Registration Statement.

7.	The Bank covenants and agrees with the several Underwriters as follows:

(a)	to file the Prospectus Supplement with the Commission within the time periods specified by Rule 424(b) under the Securities Act;

(b)	to file any issuer free writing prospectus identified in Schedule I hereto with the Commission within the time periods specified by Rule 433(d) under the Securities Act;

(c)	before filing any amendment or supplement to the Registration Statement or the Prospectus applicable to the Securities, whether before or after the time the Registration Statement becomes effective, or the Time of Sale Prospectus, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives timely and reasonably object;

(d)

to furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object;

(e)

not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(f)

to advise the Representatives promptly, and to confirm such advice in writing (i) as to when any amendment to the Registration Statement applicable to the Securities shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, in each case applicable to the Securities, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Bank of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(g)

if, during such period of time within six months after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter, any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a purchaser of Securities, not misleading, or if in the opinion of such counsel it is necessary to amend or supplement the Time of Sale Prospectus to comply with law, forthwith to notify the Representatives and upon request of the Representatives to prepare and furnish, at the expense of the Bank, to the Underwriters such amendments or supplements to the Time of Sale Prospectus as may be necessary so that the statements in the

Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a purchaser of Securities, be misleading or so that the Time of Sale Prospectus as so amended or supplemented will comply with law and to cause such amendments or supplements to be filed promptly with the Commission;

(h)

to endeavor to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Bank and the Representatives shall jointly determine and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided, that the Bank shall not be required to register or qualify as a foreign corporation or a dealer in securities or to subject itself to taxation or to file a general consent to service of process in any jurisdiction;

(i)

to make generally available to holders of the Securities and to the Representatives as soon as practicable an earning statement (in the English language) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (it is understood that the annual update of the Bank’s registration statement under Schedule B to the Securities Act or the filing of an annual report by the Bank on Form 18-K satisfies the requirements of this Section 7(i));

(j)

to deliver, at the expense of the Bank, to each Representative and to counsel to the Underwriters (referred to in Section 8(h)) a conformed or reproduced copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in Section 7(g), to each of the Underwriters as many copies of the Time of Sale Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

(k)

so long as the Securities are outstanding, to furnish to the Representatives copies of all reports or other communications furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with, or which are required to be furnished to or filed with, the Commission or any securities exchange at which the Securities are listed;

(l)

if the Securities as specified in Annex A to Schedule III are required to be listed on a securities exchange, to make application for the listing of the Securities on such exchange and if such exchange is a national securities exchange as defined in the Exchange Act, the registration thereof under the Exchange Act, and to use their best efforts to have the Securities listed on such exchange and to maintain the listing of the Securities;

(m)

subject to the last sentence of this Section 7(m) to pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any taxes incurred in connection therewith; (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus supplement (including in each case all exhibits, amendments and supplements thereto), the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Bank and amendments and supplements to any of the foregoing; (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters and the Bank may jointly designate (including fees of counsel for the Underwriters and their disbursements); (iv) incurred in connection with the listing of the Securities on any securities exchange including filing fees and the fees of any listing agent; (v) incurred in connection with the preparation and delivery of this Agreement and the Fiscal Agency Agreement and any related documents and the fees and expenses of the Paying Agent and any paying agent under the Fiscal Agency Agreement; (vi) incurred in furnishing to the Underwriters and to dealers copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided; (vii) incurred in connection with the preparation of the Preliminary and Supplementary Blue Sky Memorandum and any Legal Investment Survey; (viii) incurred as a result of any transfer, stamp or similar tax imposed in connection with the execution or delivery of this Agreement or the Fiscal Agency Agreement; and (ix) relating to the fees and expenses of counsel and auditors for the Bank. Except as provided in this Section 7(m), the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any Securities by them and any advertising expenses connected with any offers of the Securities;

(n)

to furnish to the Paying Agent for distribution to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report of the Bank (including a balance sheet and profit and loss account), each certified by the independent auditors to the Bank;

(o)

not to issue any Securities unless upon issuance of such Securities the conditions of Section 2 of the Export Financing Guarantees Act are met with respect to such Securities, and the Guarantee is legal, valid, binding and enforceable with respect to such Securities; and

(p)	to file all documents required to be filed with the Commission pursuant to the Exchange Act in connection with the Securities.

8.	The several obligations of the Underwriters hereunder are subject to the performance by the Bank of its obligations and agreements hereunder and to the following additional conditions:

(a)

No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and all timely and reasonable requests for additional information shall have been complied with to the satisfaction of the Representatives;

(b)

the representations and warranties of the Bank contained herein are true and correct on and as of the Closing Date and the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date;

(c)

subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded to any securities of the Bank by Moody’s Investors Service or Standard & Poor’s Rating Services and the Bank shall not have received from either of said rating agencies notice of any intended or potential downgrading of such securities;

(d)

since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any material adverse change, or any development which would result in a material adverse change, in the condition, financial or otherwise, of the Bank, other than as set forth in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable to proceed with the public offering or the delivery of the Securities on the terms and the manner contemplated in the Prospectus;

(e)

the Representatives shall have received on and as of the Closing Date a certificate of the Bank, signed by a member of the Board of Executive Directors (Vorstand) of the Bank and by a Director (Direktor) of the Bank, satisfactory to the Representatives, to the effect set forth in Section 8(a) through (d) (other than relating to the judgment of the Representatives);

(f)

upon request by the Representatives as indicated in Schedule III, RA Dr. Alexander Russ and/or RA Dr. Martin Oppitz, Austrian counsel to the Bank, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives;

(g)

upon request by the Representatives as indicated in Schedule III, Allen & Overy LLP, United States counsel for the Bank, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives;

(h)

upon request by the Representatives as indicated in Schedule III, Davis Polk & Wardwell London LLP, United States counsel to the Underwriters, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives;

(i)	the Representatives shall have received on and as of the Closing Date an executed certificate of the Republic, in form and substance satisfactory to the Representatives;

(j)

upon request by the Representatives as indicated in Schedule III, on the Closing Date, the independent auditors of the Bank shall have furnished to the Representatives letters, dated the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in auditors’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(k)	if the Securities as specified in Annex A to Schedule III are required to be listed on a securities exchange or exchanges, application for such listing of the Securities shall have been made;

(l)

prior to or on the date hereof, the Authorized Agent appointed pursuant to the terms of the Fiscal Agency Agreement shall have accepted its appointment as authorized agent of the Bank and the Republic upon which process may be served in any action arising out of or based upon the Securities, the Guarantees or the Fiscal Agency Agreement that may be instituted in any state or federal court sitting in New York County, New York.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, the Bank and the Representatives may jointly postpone the Closing Date in accordance with Section 4, and failing such agreement the Underwriters may terminate this Agreement by notice to the Bank at any time on or prior to the Closing Date, and such termination shall be without liability to any party, except as provided in Section 9(f).

9. (a)

The Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus supplement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or any issuer information (as defined in Rule 433 under the Securities Act) that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by any Underwriter through the Representatives expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if (i) prior to the Time of Sale the Bank shall have notified such Underwriter that the preliminary prospectus supplement contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact giving rise to such loss, claim, damage or liability was corrected in an amended or supplemented preliminary prospectus supplement or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Securities Act), and such corrected preliminary prospectus supplement or issuer free writing prospectus was provided to such Underwriter and filed with the Commission far enough in advance of the Time of Sale so that such corrected preliminary prospectus supplement or issuer free writing prospectus could have been conveyed to such person prior to the Time of Sale, and (iii) such corrected prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Time of Sale.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, its directors (or persons performing similar functions), its officers and other persons who sign the Registration Statement and each person who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Bank to each Underwriter, but only with reference to information furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus supplement, the Time of Sale Prospectus or any issuer free writing prospectus.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of Section 9(a) or (b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time after receiving such request to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Bank or its directors, its officers or other persons who sign the Registration Statement and such control persons of the Bank shall be designated in writing by the Bank. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)

If the indemnification provided for in Section 9(a) or (b) is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under Section 9(a) or (b), in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Bank and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement bear to the aggregate public offering price of the Securities. The relative fault of the Bank on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule II hereto, and not joint.

(e)

The indemnity and contribution agreements contained in this Section 9 are in addition to any liability which the Indemnifying Person may otherwise have in law or equity to the Indemnified Person referred to above.

(f)

The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Bank, its officers or directors (or persons performing similar functions) or any other persons controlling the Bank or signing the Registration Statement and (iii) acceptance of and payment for any of the Securities.

10.	Notwithstanding anything herein contained, this Agreement may be terminated at the discretion of the Representatives, after consultation with the Bank, where practicable, by notice to the Bank given at or prior to the Closing Date, if after the execution and delivery of this Agreement and prior to the Closing Date in the opinion of the Representatives there shall have occurred (i) a change in the United States of America’s, Austrian or international political, financial, economic or monetary conditions or exchange controls, (ii) a material disruption in securities settlement, payment or clearance services in the United States or Austria, (iii) any moratorium on commercial banking activities declared by United States federal, New York State or Austrian authorities, (iv) a general suspension or material limitation of trading on the New York Stock Exchange or specifically in securities of the Bank, or (v) an outbreak or escalation of hostilities, the effect of any of which on the financial markets would prejudice materially the success of the issue of the Securities, and upon such notice being given the parties to this Agreement shall be released and discharged from their respective obligations thereunder, except as otherwise provided herein.

11.

If on the Closing Date any one of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Representatives and the Bank for the purchase of such Securities are not made within 36 hours after such default, this Agreement, unless the Bank and the non-defaulting Underwriters have agreed otherwise, shall terminate upon prior notice to the Bank without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Representatives or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.

This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

13.

This Agreement shall inure to the benefit of and be binding upon the Bank, its officers, directors (or persons performing similar functions), and any person signing the Registration Statement, the Underwriters, any controlling persons referred to herein, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement nor any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.

Any action by the Underwriters hereunder shall be taken by the Representatives jointly on behalf of the Underwriters, and any such action taken by the Representatives jointly shall be binding upon the Underwriters.

15.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or sent by facsimile transmission. Notices to the Underwriters shall be sent to the Representatives at [Insert address, email and fax number for each of the Representatives]. Notices to the Bank shall be sent to Oesterreichische Kontrollbank, Am Hof 4, 1010 Vienna, Austria, Fax: +43-1-53127-4569, Attention: International Finance.

16.

This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. (a)

The Bank agrees that any legal action by any Underwriter or by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act arising out of or relating to this Agreement may be brought in the State or Federal courts sitting in New York County, New York; and by execution and delivery of this Agreement, the Bank irrevocably submits to such jurisdiction.

(b)	With respect to any such action, the Bank hereby appoints CT Corporation System, with an office on the date hereof at 111 Eighth

Avenue, New York, New York 10011, as its agent (CT Corporation System, until a successor authorized agent shall have become such pursuant to Section 17(c), and thereafter such successor, is herein called the “Authorized Agent”), to receive for and on behalf of the Bank service of summons and complaints and other legal process in any such action. Such service may be made by delivering or mailing a copy of the summons and complaint or other legal process to the Bank in care of the Authorized Agent, and the Authorized Agent is hereby authorized and directed to accept the same for and on behalf of the Bank and to admit service with respect thereto. Upon service of process being made on the Authorized Agent, as aforesaid, a copy of the summons and complaint or other legal process served shall promptly be mailed to the Bank by registered air mail, postage prepaid, return receipt requested.

(c)

The Bank agrees that, so long as it shall be obligated under the Fiscal Agency Agreement to maintain an Authorized Agent as defined therein, it shall maintain a duly appointed agent for the service of summons and complaints and other legal process in the Borough of Manhattan, the City and State of New York for the purposes of any legal action or proceeding brought by any Underwriter or by any person controlling any Underwriter as contemplated by Section 17(a), and shall keep the Representatives advised in writing of the identity and location of such agent. Each such appointment of an Authorized Agent shall be irrevocable as long as the Bank shall be obligated as set forth above to maintain such agent and until the appointment of a successor Authorized Agent in said Borough of Manhattan and such successor’s acceptance of such appointment. The Bank will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.

(d)

Notwithstanding the provisions of Sections 17(a) through 17(c), any action by any Underwriter or by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act arising out of or relating to this Agreement may be instituted against the Bank in any competent court in Vienna, Republic of Austria.

(e)

The courts referred to in Sections 17(a) and 17(d) each separately shall have exclusive jurisdiction over any legal action referred to in Sections 17(a) and 17(d); provided, however, that the Bank agrees that a final judgment against it (a certified or exemplified copy of which shall, to the fullest extent permitted by applicable law, be conclusive evidence of the fact and of the amount of any indebtedness therein described) in any such action shall, to the fullest extent permitted by applicable law, be conclusive and may, to the fullest extent permitted by applicable law, be enforced in any jurisdiction by suit on the judgment.

18.

To the extent that the Bank has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, execution or otherwise) with respect to itself or its respective property, the Bank irrevocably (a) waives any such immunity in respect of its respective obligations arising out of or relating to this Agreement in any action which may be instituted in any State or Federal court sitting in New York County, New York, or in any competent court in Vienna, Republic of Austria, by any Underwriter or by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act, and (b) without limiting the generality of the foregoing, agree that the waiver set forth in this Section 18 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and is intended to be irrevocable for purposes of such Act; provided, however, that, notwithstanding the foregoing, such waiver (i) shall not be deemed to be, under the laws of Austria, an effective waiver of immunity from attachment of, and execution on a judgment against, certain property in respect of which immunity from such attachment and execution may not be waived, (ii) insofar as it relates to any action that may be instituted in any competent court in Vienna, Republic of Austria, shall be deemed to have only been given to the fullest extent permitted by Austrian law, and (iii) shall not extend to any immunity from attachment prior to judgment.

19.

[Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between                     and the Bank, the Bank acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

a.

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of                      to the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of                      or another person, and the issue to or conferral on the Bank of such shares, securities or obligations;

iii.	the cancellation of the BRRD Liability; and

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

b.	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 19, the following definitions shall apply:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to _________.]

20.

[Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and                      (the “UK Bail-in Party”), the Bank acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

a.	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Bail-in Party to the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

ii

the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person, and the issue to or conferral on the Bank of such shares, securities or obligations;

iii	the cancellation of the UK Bail-in Liability; and/or

iv	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

b.	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 20, the following definitions shall apply:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.]

21. [(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 21, the following definitions shall apply:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.]

22.

[Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)

                     (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus Supplement in connection with the Securities; and

(b)

                     and the Bank note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Prospectus Supplement in connection with the Securities.]

23.

[Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)

                     (a “UK Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus Supplement in relation to the Securities; and

(b)

                     and the Bank note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the Prospectus Supplement in connection with the Securities.]

24.

If the foregoing is in accordance with your understanding, please sign and return the agreed number of counterparts hereof. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a separate agreement among the Underwriters.

Very truly yours,

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

By:	By:
Name:		Name:
Title:		Title:

[Signature Page to Underwriting Agreement]

Agreed and Accepted:

[Insert Representative(s)]

By:
Name:
Title:

Acting on behalf of itself and the several Underwriters listed in Schedule II hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Final Term Sheet, dated             , 20    ,

filed by the Bank under Rule 433(d) of the Securities Act

SCHEDULE II

GUARANTEED GLOBAL NOTES TO BE SOLD TO UNDERWRITERS

Principal Amount at Maturity
Issue price: %

Representatives
[Insert Underwriter]	US$
[Insert Underwriter]	US$
[Insert Underwriter]	US$
[Insert Underwriter]	US$

Total	US$

SCHEDULE III

The opinions of RA Dr. Alexander Russ and/or RA Dr. Martin Oppitz, Allen & Overy LLP and Davis Polk & Wardwell London LLP (pursuant to Sections 8(f), (g) and (h), respectively, of the Underwriting Agreement and Purchase Agreement (the “Underwriting Agreement”)) and the comfort letter of auditors (pursuant to Section 8(j) of the Underwriting Agreement) will be delivered at the closing. The closing will occur at      (London time) on             , 20    .

For a description of the Securities, including certain terms and conditions, and for a listing of the underwriters along with the price of the Securities, please refer to Annex A of this Schedule.

ANNEX A

[Insert Final Term Sheet]